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                               EXPORT-IMPORT BANK
                           LOAN AND SECURITY AGREEMENT
                                 PACKETEER, INC.


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                                TABLE OF CONTENTS


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1 ACCOUNTING AND OTHER TERMS................................................................ 4

2 LOAN AND TERMS OF PAYMENT................................................................. 4
        2.1 Credit Extensions............................................................... 4
        2.2 Overadvances.................................................................... 4
        2.3 Interest Rate, Payments......................................................... 4
        2.4 Fees............................................................................ 5
        2.5 Use of Proceeds................................................................. 5

3 CONDITIONS OF LOANS....................................................................... 5
        3.1 Conditions Precedent to Initial Credit Extension................................ 5
        3.2 Conditions Precedent to all Credit Extensions................................... 5

4 CREATION OF SECURITY INTEREST............................................................. 6
        4.1 Grant of Security Interest...................................................... 6

5 REPRESENTATIONS AND WARRANTIES............................................................ 6
        5.1 Due Organization and Authorization.............................................. 6
        5.2 Collateral...................................................................... 6
        5.3 Litigation...................................................................... 6
        5.4 No Material Adverse Change in Financial Statements.............................. 6
        5.5 Solvency........................................................................ 7
        5.6 Regulatory Compliance........................................................... 7
        5.7 Subsidiaries.................................................................... 7
        5.8 Full Disclosure................................................................. 7

6 AFFIRMATIVE COVENANTS..................................................................... 7
        6.1 Government Compliance........................................................... 7
        6.2 Financial Statements, Reports, Certificates..................................... 7
        6.3 Inventory; Returns.............................................................. 8
        6.4 Taxes........................................................................... 8
        6.5 Insurance....................................................................... 8
        6.6 EXIM Insurance.................................................................. 8
        6.7 Borrower Agreement.............................................................. 9
        6.8 Primary Accounts................................................................ 9
        6.9 Terms of Sale................................................................... 9
        6.10 Financial Covenants............................................................ 9
        6.11 Registration of Intellectual Property Rights................................... 9
        6.12 Further Assurances............................................................. 9

7 NEGATIVE COVENANTS........................................................................10
        7.1 Dispositions....................................................................10
        7.2 Changes in Business, Ownership, Management or Business Locations................10
        7.3 Mergers or Acquisitions.........................................................10
        7.4 Indebtedness....................................................................10
        7.5 Encumbrance.....................................................................10
        7.6 Distributions; Investments......................................................10
        7.7 Transactions with Affiliates....................................................10
        7.8 Subordinated Debt...............................................................11
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        7.9 Compliance......................................................................11
        7.10 Borrower Agreement.............................................................11
        7.11 Exim Guarantee.................................................................11

8 EVENTS OF DEFAULT.........................................................................11
        8.1 Payment Default.................................................................11
        8.2 Covenant Default................................................................11
        8.3 Material Adverse Change.........................................................11
        8.4 Attachment......................................................................12
        8.5 Insolvency......................................................................12
        8.6 Other Agreements................................................................12
        8.7 Judgments.......................................................................12
        8.8 Misrepresentations..............................................................12

9 BANK'S RIGHTS AND REMEDIES................................................................12
        9.1 Rights and Remedies.............................................................12
        9.2 Power of Attorney...............................................................13
        9.3 Accounts Collection.............................................................13
        9.4 Bank Expenses...................................................................13
        9.5 Bank's Liability for Collateral.................................................13
        9.6 Remedies Cumulative.............................................................14
        9.7 Demand Waiver...................................................................14
        9.8 Exim Notification...............................................................14

10 NOTICES..................................................................................14

11 CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER..............................................14

12 GENERAL PROVISIONS.......................................................................15
        12.1 Successors and Assigns.........................................................15
        12.2 Indemnification................................................................15
        12.3 Time of Essence................................................................15
        12.4 Severability of Provision......................................................15
        12.5 Amendments in Writing, Integration.............................................15
        12.6 Counterparts...................................................................15
        12.7 Survival.......................................................................15
        12.8 Confidentiality................................................................15
        12.9 Attorneys' Fees, Costs and Expenses............................................16

13 DEFINITIONS..............................................................................16
        13.1 Definitions....................................................................16
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        THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT dated January 19,
1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive,
Santa Clara, California 95054 and PACKETEER, INC. ("Borrower"), whose address is
10495 N. De Anza Boulevard, Cupertino, California 95014 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Exim Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. This Exim Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2              LOAN AND TERMS OF PAYMENT

2.1            CREDIT EXTENSIONS.

        Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1          REVOLVING ADVANCES.

        (a) Bank will make Advances not exceeding (i) the Exim Committed Line or
(ii) the Borrowing Base, whichever is less. For purposes of this Agreement, Borrowing Base means an amount equal to the sum of (i) ninety percent (90%) of Exim Eligible Foreign Accounts plus (ii) fifty percent (50%) of the Exim Eligible Foreign Inventory. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Exim Agreement.

        (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Credit Extensions under this Exim Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss suffered by Bank from that reliance.

        (c) The Exim Committed Line terminates on the Exim Maturity Date, when all Advances and other amounts due under this Exim Agreement are immediately payable.

2.2            OVERADVANCES.

        If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Exim Committed Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3            INTEREST RATE, PAYMENTS.

        (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.


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        (b) Payments. Interest due on the Exim Committed Line is payable on the
19th of each month. Bank may debit any of Borrower's deposit accounts including Account Number _____________________________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4            FEES.

        Borrower will pay:

        (a) Facility Fee. A fully earned, non-refundable Facility Fee of $3,750 due on the Closing Date; and

        (b) Bank Expenses. All Bank Expenses incurred through and after the date of this Exim Agreement, (including reasonable attorneys' fees and expenses) payable when due.

        (c) Exim Fee. A facility fee equal to $3,750 will be due on the Closing Date.

        (d) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses incurred through the date hereof.

2.5            USE OF PROCEEDS.

        Borrower will use the proceeds of the Credit Extensions only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the Credit Extensions for any purpose prohibited by the Borrower Agreement.

3              CONDITIONS OF LOANS

3.1            CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

        Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents (specifically, without limitation, this Agreement and UCC-1 financing statements, fully executed) and fees it requires.

3.2            CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

        Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

        (a) timely receipt of any export purchase order and a Borrowing Base Certificate relating to the request;

        (b) receipt of a Payment/Advance Form;

        (c) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true; and

        (d) the Exim Guarantee will be in full force and effect.


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4              CREATION OF SECURITY INTEREST

4.1            GRANT OF SECURITY INTEREST.

        Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, and investment property or deposit accounts of Borrower held in accounts maintained by securities intermediaries or depository institutions, as applicable, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

5              REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

5.1            DUE ORGANIZATION AND AUTHORIZATION.

        Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to be so qualified could not, with reasonable likelihood, cause a Material Adverse Change.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could, with reasonable likelihood, cause a Material Adverse Change.

5.2            COLLATERAL.

        Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Exim Eligible Foreign Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Exim Eligible Foreign Account in any Borrowing Base Certificate. All Exim Eligible Foreign Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3            LITIGATION.

        Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could, with reasonable likelihood, cause a Material Adverse Change.

5.4            NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

        All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.


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5.5            SOLVENCY.

        The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Exim Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6            REGULATORY COMPLIANCE.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors) . Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could, with reasonable likelihood, cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7            SUBSIDIARIES.

        Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8            FULL DISCLOSURE.

        No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6              AFFIRMATIVE COVENANTS

        Borrower will do all of the following:

6.1            GOVERNMENT COMPLIANCE.

        Borrower will maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could, with reasonable likelihood, have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could, with reasonable likelihood, have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2            FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm with national recognition or otherwise acceptable to Bank; (iii) a prompt report of any legal actions pending


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or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank requests; and
(v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

        (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

        (c) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate and a copy of the Export Order(s) against which the Borrower is requesting a disbursement, together with aged listings of accounts receivable and accounts payable and an eligible foreign inventory report. Borrower shall also deliver promptly to Bank copies of any Export Orders requested by Bank. Additionally, the Borrower shall deliver to the Bank at least once every thirty (30) calendar days a Borrowing Base Certificate current within the past five (5) Business Days, which requirement may be satisfied by submission of a Borrowing Base Certificate when requesting a disbursement.

        (d) Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing. The initial audit of Borrower's Collateral shall be completed no later than 90 days from the Closing Date.

6.3            INVENTORY; RETURNS.

        Borrower will keep all Inventory in good and marketable condition (except for ordinary wear and tear), free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Exim Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4            TAXES.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5            INSURANCE.

        Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6            EXIM INSURANCE.

        If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by Exim Bank insuring against comprehensive commercial and political risk (the "EXIM Bank Policy"). The insurance proceeds from


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the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this Exim Agreement. Borrower will immediately notify Bank and Exim Bank in writing upon submission of any claim under the Exim Bank Policy. Then Bank will not be obligated to make any further Credit Extensions to Borrower without prior approval from Exim Bank.

6.7            BORROWER AGREEMENT.

        Borrower will comply with all terms of the Borrower Agreement. If any provision of the Borrower Agreement conflicts with any provision contained in this Exim Agreement, the more strict provision, with respect to the Borrower, will control.

6.8            PRIMARY ACCOUNTS.

        Borrower will maintain its primary operating accounts with Bank.

6.9            TERMS OF SALE.

        Borrower will cause all sales of products on which the Credit Extensions are based to be (i) supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank or (ii) on open account to creditworthy buyers that have written preapproval from Bank and Exim Bank.

6.10           FINANCIAL COVENANTS.

        Borrower will maintain as of the last day of each month:

               (i) QUICK RATIO [ADJUSTED]. A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue of at least 1.35 to 1.00.

               (ii) MAXIMUM QUARTERLY LOSS. Borrower may suffer quarterly losses, provided, such losses do not exceed: $3,200,000 for the quarter ending 12/31/98; $2,200,000 for the quarter ending 3/31/99; $1,600,000 for the quarter ending 6/30/99; and $600,000 for the quarter ending 9/30/99.

6.11           REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

        Borrower will file applications to register with the United States Patent and Trademark Office or the United States Copyright Office Intellectual Property rights on Exhibits A, B, C, and D to the Intellectual Property Security Agreement within 30 days of the date of this Exim Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

        Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.12           FURTHER ASSURANCES.

        Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Exim Agreement.


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7              NEGATIVE COVENANTS

        Borrower will not do any of the following:

7.1            DISPOSITIONS.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2            CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and its Subsidiaries taken as a whole and business related or ancillary thereto; or permit there to occur a change in ownership of an aggregate of more than 25% of any equity interests of Borrower having voting rights for the election of directors in any transaction or series of transactions (other than in connection with any offering of equity securities by Borrower); or change its chief executive office or move any Collateral to jurisdictions other than jurisdictions in which Collateral presently exists without giving Bank prior written notice thereof.

7.3            MERGERS OR ACQUISITIONS.

               Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement or result in a decrease of more than 25% of Tangible Net Worth or (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

7.4            INDEBTEDNESS.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5            ENCUMBRANCE.

        Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6            DISTRIBUTIONS; INVESTMENTS.

        Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any cash dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7            TRANSACTIONS WITH AFFILIATES.

        Directly or indirectly enter into any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms not less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.


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7.8            SUBORDINATED DEBT.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9            COMPLIANCE.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.10           BORROWER AGREEMENT.

        Violate or fail to comply with any provision of the Borrower Agreement.

7.11           EXIM GUARANTEE.

        Take an action, or permit any action to be taken, that causes, or could be expected to cause, the Exim Guarantee to not be in full force and effect.

8              EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1            PAYMENT DEFAULT.

        If Borrower fails to pay any of the Obligations;

8.2            COVENANT DEFAULT.

        If Borrower does not perform any obligation in Section 6.7 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Exim Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3            MATERIAL ADVERSE CHANGE.

         If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;


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8.4            ATTACHMENT.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 20 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 20 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5            INSOLVENCY.

        If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6            OTHER AGREEMENTS.

        If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $350,000 or that could cause a Material Adverse Change;

8.7            JUDGMENTS.

        If a money judgment(s) in the aggregate of at least $150,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8            MISREPRESENTATIONS.

        If Borrower or any Responsible Officer acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Exim Agreement or in any writing delivered to Bank or to induce Bank to enter this Exim Agreement or any Loan Document.

9              BANK'S RIGHTS AND REMEDIES

9.1            RIGHTS AND REMEDIES.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b) Stop advancing money or extending credit for Borrower's benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

        (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that is commercially reasonable;

        (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        (g) Dispose of the Collateral according to the Code.

9.2            POWER OF ATTORNEY.

        Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3            ACCOUNTS COLLECTION.

        When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4            BANK EXPENSES.

        If Borrower fails to pay any amount or furnish any required proof of payment to third persons, as required under the terms of this Agreement or any related documents, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5            BANK'S LIABILITY FOR COLLATERAL.

        If Bank complies with reasonable banking practices it is not liable for:
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6            REMEDIES CUMULATIVE.

        Bank's rights and remedies under this Exim Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7            DEMAND WAIVER.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8            EXIM NOTIFICATION.

        Bank has the right to immediately notify Exim Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this Exim Agreement; (2) the Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Loan owing by Borrower to Bank; (4) the filing of an action for debtor's relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any dispute involving Borrower.

        If Bank sends a notice to Exim Bank, Bank has the right to send Exim Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with Exim Bank or the defaults have been cured (but no Credit Extensions may be requested during the cure period unless Exim Bank gives its written approval). If directed by Exim Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstandings under the Exim Loan Documents.

10             NOTICES

        Unless otherwise provided in this Agreement, notices or demands by any party about this Exim Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses first written above. A Party may change its notice address by giving the other Party written notice.

11             CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

        California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California. Any references in the Borrower Agreement to the laws of the State of New York, shall be deemed a reference to the laws of the State of California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12             GENERAL PROVISIONS

12.1           SUCCESSORS AND ASSIGNS.

        This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Exim Agreement.

12.2           INDEMNIFICATION.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3           TIME OF ESSENCE.

        Time is of the essence for the performance of all obligations in this Exim Agreement.

12.4           SEVERABILITY OF PROVISION.

        Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

12.5           AMENDMENTS IN WRITING, INTEGRATION.

        All amendments to this Exim Agreement must be in writing. This Exim Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement merge into this Exim Agreement and the Loan Documents.

12.6           COUNTERPARTS.

        This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7           SURVIVAL.

        All covenants, representations and warranties made in this Exim Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8           CONFIDENTIALITY.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Exim Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.


12.9           ATTORNEYS' FEES, COSTS AND EXPENSES.

               In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13             DEFINITIONS

13.1           DEFINITIONS.

        Except as otherwise defined, terms that are capitalized in this Exim Agreement will have the same meaning assigned in the Domestic Loan Documents. In this Exim Agreement:

        "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Exim Committed Line.

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "BORROWER AGREEMENT" is the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

        "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "BORROWING BASE" is defined in Section 2.1.

        "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "CLOSING DATE" is the date of this Exim Agreement.

        "CODE" is the California Uniform Commercial Code.

        "COLLATERAL" is the property described on Exhibit A.

        "COMDISCO LOAN DOCUMENTS" are the Subordinated Loan and Security Agreement dated as of __________, by and between Borrower and Comdisco, Inc., any notes, documents or any other present or future agreements in connection with such Subordinated Loan and Security Agreement, all as amended, extended or restated.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "COPYRIGHTS" are all of Borrower's copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "CREDIT EXTENSION" is each Advance, letter of credit, or any other extension of credit by Bank for Borrower's benefit.

        "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

        "DOMESTIC LOAN DOCUMENTS" are the Loan and Security Agreement exected by Borrower for the purpose of domestic working capital use and any other agreement entered into in connection with the Loan and Security Agreement.

        "DEFERRED MAINTENANCE REVENUE" is all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "EXIM BANK" is the Export-Import Bank of the United States.

        "EXIM BANK EXPENSES" are all audit fees and expenses; reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Exim Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the Exim Bank in consideration of the issuance of the Exim Guarantee.

        "EXIM COMMITTED LINE" is an Advance of up to $1,500,000.

        "EXIM ELIGIBLE FOREIGN ACCOUNTS" are Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Exim Eligible Foreign Inventory (i) that the account debtor does not have its principal place of business in the United States and (ii) that have been assigned and comply with all of Borrower's representations and warranties in; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Exim Eligible Foreign Accounts will not include:

        (a) Accounts that the account debtor has not paid within 90 days of invoice date;

        (b) Accounts which are more than sixty (60) calendar days past the original due date, unless it is insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for a comparable coverage, in which case ninety (90) calendar days shall apply;

        (c) Credit balances over 90 days from invoice date;

        (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

        (e) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

        (f) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (g) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (h) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        (i) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (k) Accounts generated by the sale of products purchased for military purposes;

        (l) Accounts generated by the sales of Inventory which constitute defense articles or defense services;

        (m) Accounts excluded from the Borrowing Base under the Borrower Agreement; and

        (n) Accounts for which Bank or Exim Bank determines collection to be doubtful.

        "EXIM ELIGIBLE FOREIGN INVENTORY" is Borrower's Inventory purchased or manufactured for resale located in the United States, other than Inventory that is excluded under the Borrower Agreement and this Exim Agreement. Exim Eligible Foreign Inventory will not include the following:

        (a) Inventory not located in the United States;

        (b) Any demonstration Inventory or Inventory sold on consignment;

        (c) Inventory consisting of proprietary software;

        (d) Inventory previously exported from the United States;

        (e) Inventory which constitutes defense articles or defense services;

        (f) Inventory destined for shipment to prohibited countries in which Exim Bank is legally prohibited from doing business;

        (g) Inventory destined for shipment to a county in which Exim coverage is not available;

        (h) Inventory which is to be incorporated into items whose sale would result in ineligible accounts receivable;

        (i) Inventory with offsetting claims;

        (j) Inventory that is damaged, defective, obsolete, returned, recalled or unfit for further processing; and

        (k) Inventory which is to be incorporated into items whose sale would result in an ineligible Account Receivable.

        "EXIM GUARANTEE" is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this Exim Agreement.

        "EXIM LOAN DOCUMENTS" is the Exim Agreement, the Domestic Loan Documents, any notes or documents executed by Borrower or any other agreement entered into in connection with this Exim Loan Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

        "EXIM MATURITY DATE" is January 10, 2000.

        "EXPORT ORDER" is a written export order or contract for the purchase by the buyer from the Borrower of any finished goods or services which are intended for export.

        "GAAP" is generally accepted accounting principles.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INTELLECTUAL PROPERTY" is:

        (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

        (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

        (c) All design rights which may be available to Borrower now or later created, acquired or held;

        (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Exim Agreement, any note, or notes or guaranties executed by Borrower or guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Exim Agreement, all as amended, extended or restated.

        "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "PATENTS" are Borrower's patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "PERMITTED INDEBTEDNESS" is:

        (a) Borrower's indebtedness to Bank under this Exim Agreement or any other Loan Document;

        (b) Indebtedness existing on the Closing Date and shown on the Schedule;

        (c) Subordinated Debt;

        (d) Indebtedness to trade creditors incurred in the ordinary course of business;

        (e) Indebtedness secured by Permitted Liens;


        (f) Indebtedness of Borrower created pursuant to the Loan Documents;

        (g) Indebtedness of Borrower created pursuant to the Comdisco Loan Documents;

        (h) Indebtedness secured by a Lien described in subsection (c) of the definition of "Permitted Liens" below provided the principal amount of such Indebtedness does not exceed the lesser of the cost or fair market value of the property financed;

        (i) Indebtedness to trade creditors incurred in the ordinary course of business;

        (j) Indebtedness with respect to capital leases;

        (k) prepaid royalties and deferred revenue in connection with prepaid support services; and

        (l) extensions, renewals, refundings, refinancings, modifications, amendments, and restatements of any of the items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

        "PERMITTED INVESTMENTS" are:

        (a) Investments shown on the Schedule and existing on the Closing Date; and

        (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

        (c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

        (d) Investments consisting of (1) compensation of employees, officers and directors of Borrower (2) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (3) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, and (4) other loans to officers and employees approved by Borrower's board of directors; and

        (e) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

        "PERMITTED LIENS" are:

        (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Exim Agreement or other Loan Documents;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

        (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

        (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

        (e) Liens on property leased by Borrower or any of its Subsidiaries pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

        (f) Liens from judgements, decrees or attachments in circumstances not constituting an Event of Default under this Agreement;

        (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property which do not result in a Material Adverse Change;

        (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

        (i) Liens that are not prior to the lien of Bank which constitute rights of set-off of a customary nature or bankers' or securities intermediaries' liens with respect to amounts on deposit or investment property, as applicable, whether arising by operation of law or by contract, in connection with arrangements entered into with banks or securities intermediaries in the ordinary course of business;

        (j) Liens securing Indebtedness incurred pursuant to the Loan Documents;

        (k) Liens securing Indebtedness incurred pursuant to the Comdisco Loan Documents; and

        (l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (k), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "SCHEDULE" is any attached schedule of exceptions.

        "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

        "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

        "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "TRADEMARKS" are Borrower's trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.


BORROWER:

PACKETEER, INC.


By: /s/ CRAIG ELLIOTT
   ----------------------------------------

Title:  Chief Executive Officer
      -------------------------------------

BANK:

SILICON VALLEY BANK


By: /s/ TIMOTHY M. WALSH
   ----------------------------------------
Title:  Vice President
      -------------------------------------

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding anything to the contrary, the grant of a security interest as provided in this Exhibit shall not extend to, and the term "Collateral" shall not include, any accounts, general intangibles, instruments or chattel paper of Borrower (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such accounts, general intangibles, instruments, or chattel paper are not assignable as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be effective under applicable law), without the consent of the Person to whose benefit such restrictions exist and (ii) such consent has not been obtained; provided, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of any general intangibles, accounts, instruments or chattel paper which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, including under Section that the assignment or encumbrance of such proceeds is not so restricted, including under Section 9318 of the Code, and (B) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded from general intangibles, accounts, instruments or chattel paper, as well as any and all Proceeds thereof that might have been excluded from such grant of a security interest and the term "Collateral".

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                      DATE:
                                                               -----------------

FAX#:  (408) 496-2426                                     TIME:
                                                               -----------------


FROM:  PACKETEER, INC.
     ---------------------------------------------------------------------------
                           CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                                    AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                                    TO ACCOUNT #
               -------------------------------                   ---------------

REQUESTED TRANSACTION TYPE                  REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)              $
                                           -------------------------------------
PRINCIPAL PAYMENT (ONLY)                  $
                                           -------------------------------------
INTEREST PAYMENT (ONLY)                   $
                                           -------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)          $
                                           -------------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY


TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.



-------------------------------              -------------------------------
    Authorized Requester                                 Phone #





-------------------------------              -------------------------------
     Received By (Bank)                                  Phone #



                         -------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE


Borrower: PACKETEER, INC.                          Bank: Silicon Valley Bank


Commitment Amount:    $1,500,000.00

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

        1. Foreign Accounts Receivable Book Value as of ____________                                    $______________

        2. Additions (please explain on reverse)                                                        $______________

        3. TOTAL FOREIGN ACCOUNTS RECEIVABLE                                                            $______________

ACCOUNTS RECEIVABLE DEDUCTIONS

        4. Accounts over 90 days                                                     $____________

        5. Amounts over 90 days (unless insured, then 90 days)                       $____________

        6. Balance of 50% over 90 day accounts                                       $____________

        7. Credit Balances over 90 days                                              $____________

        8. Accounts not payable in the U.S. Dollars or payable in other than
        U.S. Dollars                                                                 $____________

        9. Governmental and Military Accounts                                        $____________

        10. Contra Accounts                                                          $____________

        11. Promotion, Demo or Consignment Accounts                                  $____________

        12. Intercompany/Employee and affiliate Accounts                             $____________

        13. Accounts in the form of L/Cs, if subject items have not yet been
        shipped by Borrower                                                          $____________

        14. Accounts arising from Inventory not originally located in and
        shipped from the U.S.                                                        $____________

        15. Accounts arising from the sale of defense articles or items              $____________

        16. Accounts of buyers located in or from countries in which shipment is
        prohibited                                                                   $____________

        17. Other exclusions                                                         $____________

        18. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                     $____________

        19. Eligible Accounts (No. 3 - No. 18)                                       $____________

        20. Loan Value of Accounts (90%-Advance)                                     $____________

    INVENTORY

        21. Inventory Book Value as of _________________                             $____________

        22. Additions (please explain on reverse)                                    $____________

        23. TOTAL INVENTORY                                                          $____________

    INVENTORY DEDUCTIONS

        24. Obsolete Inventory                                                       $____________

        25. Inventory not located in the U.S.                                        $____________

        26. Any Demo Inventory or Inventory sold on consignment                      $____________

        27. Inventory consisting of proprietary software.                            $____________

        28. Inventory previously exported from the United States                     $____________

        29. Inventory which constitutes defense articles or defense services.        $____________

        30. Inventory destined for shipment to

             prohibited countries                                                    $____________

        31.  Inventory destined for shipment to a county in which
             Exim coverage is not available                                          $____________

        32.  Inventory which is to be incorporated into items whose sale would
             result in ineligible accounts receivable                                $____________

        33.  Inventory with offsetting claims                                        $____________

        34.  Work in process                                                         $____________

        35.  Damaged/Defective                                                       $____________

        36.  Other (please explain on reverse)                                       $____________

        37.  TOTAL INVENTORY DEDUCTIONS                                              $____________

        38.  Eligible Inventory (No. 23 - No.37)                                     $____________

        39.  LOAN VALUE OF INVENTORY (THE LESSER OF 50% OF NO. 38)                   $____________

        40.  TOTAL AVAILABLE BASE                                                    $____________

BALANCES

        41.  Maximum Loan Amount ($1,500,000)                                        $____________

        42.  Total Available (Lesser of No.41 or No. 20 + No. 39)                    $____________

        43.  Present balance owing on Line of Credit                                 $____________

        44.  Outstanding under      Sublimi                                          $____________

        45.  RESERVE POSITION (NO.42 - NO.43 - NO. 44)                               $____________


The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Export-Import Bank Loan and Security Agreement, between Borrower and Bank, and executed by Borrower and acknowledged by Bank, dated _____________________, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, or renting commercial space outside the United States; or
(d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following:
(a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

PACKETEER, INC.

By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

Date:
     -----------------------------

                                                         BANK USE ONLY

                                              RECEIVED BY:
                                                          ----------------------
                                              DATE:
                                                   -----------------------------

                                              REVIEWED BY:
                                                          ----------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:            SILICON VALLEY BANK
               3003 Tasman Drive
               Santa Clara, CA 95054

FROM:          PACKETEER, INC.


        The undersigned authorized officer of PACKETEER, INC. ("Borrower") certifies that under the terms and conditions of the Export-Import Bank Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Responsible Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

               PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


        REPORTING COVENANT                         REQUIRED                           COMPLIES
        ------------------                         --------                           --------
        Monthly financial statements               Monthly within 30 days            Yes     No
+Comp. Cert
        Annual (Audited)                           FYE within 120 days               Yes     No
        A/R & A/P Agings + BBC                     Monthly within 20 days            Yes     No
        Inventory Schedules                        Monthly within 20 days            Yes     No


        FINANCIAL COVENANT                         REQUIRED             ACTUAL         COMPLIES
        ------------------                         --------             ------         --------
        Maintain on a Monthly Basis:

        Minimum Adjusted Quick Ratio               1.35 : 1.00       ______: 1.00    Yes     No

                 Max. losses                       Quarterly         $_________      Yes     No

                 Losses not to exceed:             $3,200,000 for the quarter        Yes     No
                                                   ending 12/31/98;
                                                   $2,200,000 for the quarter
                                                   ending 3/31/99;
                                                   $1,600,000 for the quarter
                                                   ending 6/30/99; and $600,000
                                                   for the quarter ending 9/30/99

COMMENTS REGARDING EXCEPTIONS:                         BANK USE ONLY
See Attached.
                                        Received by:
                                                    -----------------------
Sincerely,                                           AUTHORIZED SIGNER

                                        Date:
PACKETEER, INC.                              ------------------------------

-------------------------------         Verified:
SIGNATURE                                        --------------------------
                                                     AUTHORIZED SIGNER
-------------------------------
TITLE                                   Date:
                                             ------------------------------
-------------------------------
DATE                                    Compliance Status:    Yes     No

                                                                         ANNEX B


                     EXPORT-IMPORT BANK OF THE UNITED STATES
                        WORKING CAPITAL GUARANTEE PROGRAM

                               BORROWER AGREEMENT


        THIS BORROWER AGREEMENT (this "Agreement") is made and entered into by the entity identified as the Borrower on the signature page hereof (the "Borrower") and is acknowledged by the institution identified as the Lender on the signature page hereof (the "Lender").

                                    RECITALS

        A. The Lender shall make a loan (the "Loan") to the Borrower for the purpose of providing the Borrower with pre-export working capital to finance the manufacture, production or purchase and subsequent export sale of the Items (as hereinafter defined).

        B. The Loan shall be in a principal amount (the "Loan Amount") not to exceed at any time outstanding the amount specified in Section (5)(A) of the Loan Authorization Agreement between the Lender and the Export-Import Bank of the United States ("Eximbank") which is attached hereto as Annex A1 or Annex A2 and incorporated herein as a part of this Agreement. If the Loan is being made pursuant to the Lender's Delegated Authority from Eximbank, all references herein to the Loan Authorization Agreement shall be deemed to be to the Loan Authorization Notice provided to Eximbank and the Borrower by the Lender.

        C. The Loan shall be evidenced by a valid and enforceable promissory note payable by the Borrower to the order of the Lender (the "Note") and shall be made pursuant to a written agreement related solely thereto between the Borrower and the Lender (the "Loan Agreement").

        D. A condition precedent to the making of the Loan by the Lender is that Eximbank guarantee the payment of ninety percent (90%) of the Loan Amount and all interest accrued thereon, subject to the terms and conditions of a master guarantee agreement (the "Master Guarantee Agreement") between Eximbank and the Lender.

        E. In consideration for and as a condition precedent to the Lender's making the Loan and Eximbank's entering into the Master Guarantee Agreement, the Borrower shall execute this Agreement for the benefit of the Lender and Eximbank.

                NOW, THEREFORE, the Borrower hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

        "Accounts Receivable" shall mean those trade accounts from the sale of the Items due and payable to the Borrower in the United States and any notes, drafts, letters of credit or insurance proceeds supporting payment thereof.

        "Availability Date" shall mean the last date on which the Lender may make a Disbursement as set forth in Section (10) of the Loan Authorization Agreement or, if such date is not a Business Day, the next Business Day thereafter.

        "Borrowing Base" shall mean the Collateral Value as discounted by the applicable Disbursement Rate(s).

        "Borrowing Base Certificate" shall mean the certificate in form provided by the Lender and executed by the Borrower setting forth the Borrowing Base supporting one or more Disbursements.

        "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

        "Buyer" shall mean an entity which has entered into one or more Export Orders with the Borrower.

        "Closing Date" shall mean the date on which the Loan Documents are executed by the Borrower.

        "Collateral" shall mean the property of the Borrower in which the Borrower has granted to the Lender a valid and enforceable security interest as security for the payment of all principal and interest due under the Loan, and which is identified in Section (6) of the Loan Authorization Agreement, including all proceeds (cash and non-cash) thereof.

        "Collateral Value" shall mean at any given time the value of all Collateral against which Disbursements may be made as set forth in Section
(5)(C) of the Loan Authorization Agreement, valued according to GAAP.

        "Country Limitation Schedule" shall mean the most recent schedule published by Eximbank and provided to the Borrower by the Lender which sets forth on a country by country basis whether and under what conditions Eximbank will provide coverage for the financing of export transactions to countries listed therein.

        "Debarment Regulations" shall have the meaning set forth in Section
2.16.

        "Disbursed Amount" shall mean the aggregate outstanding amount of the Disbursements.

        "Disbursement" shall mean an advance of the Loan from the Lender to the Borrower under the Loan Agreement.

        "Disbursement Rate" shall mean the rate specified in Section (5)(C) of the Loan Authorization Agreement for each category of Collateral.

        "Dollars" or "$" shall mean the lawful money of the United States of America.

        "Export Order" shall mean a written export order or contract for the purchase by the Buyer from the Borrower of any of the Items.

        "GAAP" shall mean the generally accepted accounting principles issued by the American Institute of Certified Public Accountants.

        "Guarantor" shall mean each person or entity, if any, identified in Section (3) of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the Borrower's obligation to repay all amounts outstanding under the Note.

        "Inventory" shall mean the raw materials, work-in-process and finished goods purchased or manufactured by the Borrower for resale and located in the United States.

        "Items" shall mean the finished goods or services which are intended for export, as specified in Section (4)(A) of the Loan Authorization Agreement.

        "Letter of Credit" shall mean an irrevocable letter of credit subject to UCP 500, payable in the United States or at the issuing bank and issued for the benefit of the Borrower on behalf of a Buyer in connection with the purchase of the Items.

        "Loan Documents" shall mean the Note, the Loan Agreement, this Agreement and any other instrument, agreement or document previously, simultaneously or hereafter executed by the Borrower or any Guarantors evidencing, securing, guaranteeing or in connection with the Loan.

        "Principals" shall have the meaning set forth in Section 2.16.

        "Revolving Loan" shall mean a Loan under which amounts disbursed and repaid may be disbursed on a continuous basis during the term of the Loan.

        "Transaction Specific Loan" shall mean a Loan under which amounts disbursed and repaid may not be disbursed again.

        "U.S." or "United States" shall mean the United States of America and its territorial possessions.

        "U.S. Content" shall mean with respect to any Item all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.


                                   ARTICLE II
                           OBLIGATIONS OF THE BORROWER

        Until payment in full of the Loan, the Borrower agrees to the following:

        Section 2.1 Use of Disbursements. The Borrower shall use Disbursements only for the purpose of enabling the Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. The Borrower may not use Disbursements for the purpose of: (a) servicing any of the Borrower's pre-existing or future indebtedness unrelated to the Loan; (b) acquiring fixed assets or capital goods for use in the Borrower's business; (c) acquiring, equipping or renting commercial space outside of the United States; (d) paying the salaries of non-U.S. citizens or non-U.S. permanent residents who are located in offices outside the United States; or (e) serving as a retainage or warranty bond.

        In addition, Disbursements may not be used to finance the manufacture, purchase or sale of any of the following:

        (a) Items to be sold to a Buyer located in a country in which Eximbank is legally prohibited from doing business as designated in the Country Limitation Schedule;

        (b) that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;

        (c) defense articles or defense services; or

        (d) without Eximbank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

        Section 2.2 Borrowing Base Certificates and Export Orders. In order to receive a Disbursement under the Loan, the Borrower shall deliver to the Lender a Borrowing Base Certificate current within the past five (5) Business Days and a copy of the Export Order(s) (or, for Revolving Loans, if permitted by the Lender, a written summary of the Export Orders) against which the Borrower is requesting a Disbursement. If the Lender permits summaries of Export Orders, the Borrower shall also deliver promptly to the Lender copies of any Export Orders requested by the Lender. Additionally, the Borrower shall deliver to the Lender at least once every thirty (30) calendar days a Borrowing Base Certificate current within the past five (5) Business Days, which requirement may be satisfied by submission of a Borrowing Base Certificate when requesting a Disbursement.

        Section 2.3 Exclusions from the Borrowing Base. In determining the amount of a requested Disbursement, the Borrower shall exclude from the Borrowing Base the following:

                (a) any Inventory which is not located in the United States;

                (b) any demonstration Inventory or Inventory sold on consignment;

                (c) any Inventory consisting of proprietary software;

                (d) any Inventory which is damaged, obsolete, returned, defective, recalled or unfit for further processing;

                (e) any Inventory which has been previously exported from the United States;

                (f) any Inventory which constitutes defense articles or defense services or any Accounts Receivable generated by sales of such Inventory;

                (g) any Inventory which is to be incorporated into Items destined for shipment to, and any Account Receivable in the name of a Buyer located in, a country in which Eximbank is legally prohibited from doing business as designated in the Country Limitation Schedule;

                (h) any Inventory which is to be incorporated into Items destined for shipment to, and any Account Receivable in the name of a Buyer located in, a country in which Eximbank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a Letter of Credit confirmed by a bank acceptable to Eximbank;

                (i) any Inventory which is to be incorporated into Items whose sale would result in an ineligible Account Receivable;

                (j) any Account Receivable with a term in excess of net one hundred eighty (180) days;

                (k) any Account Receivable which is more than sixty (60) calendar days past the original due date, unless it is insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through Eximbank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

                (l) any intra-company Account Receivable or any Account Receivable from a subsidiary of the Borrower, from a person or entity with a controlling interest in the Borrower or from an entity which shares common controlling ownership with the Borrower;

                (m) any Account Receivable evidenced by a Letter of Credit, until the date of shipment of the Items covered by the subject Letter of Credit;

                (n) any Account Receivable which the Lender or Eximbank, in its reasonable judgment, deems uncollectible for any reason;

                (o) any Account Receivable payable in a currency other than Dollars, except as may be approved in writing by Eximbank;

                (p) any Account Receivable from a military Buyer, except as may be approved in writing by Eximbank; and

                (q) any Account Receivable due and collectible outside the United States, except as may be approved in writing by Eximbank.

        Section 2.4 Schedules, Reports and Other Statements. The Borrower shall submit to the Lender in writing each month (a) an Inventory schedule for the preceding month and (b) an Accounts Receivable aging report for the preceding month detailing the terms of the amounts due from each Buyer. The Borrower shall also furnish to the Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as the Lender may from time to time specify.

        Section 2.5 Additional Security or Payment. The Borrower shall at all times ensure that the Borrowing Base exceeds the Disbursed Amount. If informed by the Lender or if the Borrower otherwise has actual knowledge that the Borrowing Base is at any time less than the Disbursed Amount, the Borrower shall, within five (5) Business Days, either (a) furnish additional security to the Lender, in form and amount satisfactory to the Lender and Eximbank, or (b) pay to the Lender an amount equal to the difference between the Disbursed Amount and the Borrowing Base.

        Section 2.6 Continued Security Interest. The Borrower shall notify the Lender in writing within five (5) Business Days if (a) the Borrower changes its name or identity in any manner, (b) the Borrower changes the location of its principal place of business, (c) the nature of any of the Collateral is changed or any of the Collateral is transferred to another location or (d) any of the books or records related to the Collateral are transferred to another location. The Borrower shall execute such additional financing statements or other documents as the Lender may reasonably request in order to maintain its perfected security interest in the Collateral.

        Section 2.7 Inspection of Collateral. The Borrower shall permit the representatives of the Lender and Eximbank to make at any time during normal business hours reasonable inspections of the Collateral and of the Borrower's facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.

        Section 2.8 Notice of Debtor's Relief, Dissolution and Litigation. The Borrower shall notify the Lender in writing within five (5) Business Days of the occurrence of any of the following:

                (a) a proceeding in bankruptcy or an action for debtor's relief is filed by, against, or on behalf of the Borrower;

                (b) the Borrower fails to obtain the dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or action referred to in (a) above;

                (c) the Borrower begins any procedure for its dissolution or liquidation, or a procedure therefore has been commenced against it; or

                (d) any material litigation is filed against the Borrower.

        Section 2.9 Insurance. The Borrower shall maintain insurance coverage in the manner and to the extent customary in businesses of similar character.

        Section 2.10 Merger or Consolidation. Without the prior written consent of Eximbank and the Lender, the Borrower shall not (a) merge or consolidate with any other entity, (b) sell, lease, transfer or otherwise dispose of any substantial part of its assets, or any part of its assets which are essential to the conduct of its business or operations, (c) make any material change in its organizational structure or identity, or (d) enter into any agreement to do any of the foregoing.

        Section 2.11 Reborrowings and Repayment Terms. (a) If the Loan is a Revolving Loan, provided that the Borrower is not in default under any of the Loan Documents, the Borrower may borrow, repay and reborrow amounts under the Loan until the close of business on the Availability Date. Unless the Revolving Loan is renewed or extended by the Lender, the Borrower shall pay in full the outstanding Loan Amount and all accrued and unpaid interest thereon no later than the first Business Day after the Availability Date.

        (b) If the Loan is a Transaction Specific Loan, the Borrower shall, within two (2) Business Days of the receipt thereof, pay to the Lender (for application against the outstanding Loan Amount and accrued and unpaid interest thereon) all checks, drafts, cash and other remittances it may receive in payment or on account of the Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of the Borrower where necessary). Pending such deposit, the Borrower shall not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart.

        Section 2.12 Cross Default. The Borrower shall be deemed in default under the Loan if the Borrower fails to pay when due any amount payable to the Lender under any loan to the Borrower not guaranteed by Eximbank.

        Section 2.13 Financial Statements. The Borrower shall provide quarterly financial statements to the Lender no later than forty-five (45) days after the end of each quarter. This is in addition to any other financial statements that may be required by the Lender under the Loan Agreement.

        Section 2.14 Taxes, Judgments and Liens. The Borrower shall remain current on all of its federal, state and local tax obligations. In addition, the Borrower shall notify the Lender in the event (i) any judgment is rendered against the Borrower, or (ii) any lien is filed against any of the assets of the Borrower.

        Section 2.15 Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), the Borrower shall send a written notice promptly to the Lender describing the Item(s) and the corresponding invoice amount.

        Section 2.16 Suspension and Debarment, etc. On the date of this Agreement neither the Borrower nor its Principals (as defined below) are (A) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (B) indicted, convicted or had a civil judgment rendered against the Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Eximbank, the Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at any time it learns that the certification set forth in this Section
2.16 was erroneous when made or has become erroneous by reason of changed circumstances. For the purposes hereof, (1) "Principals" shall mean any officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities with respect to the Borrower; or any other person (whether or not an employee) who has critical influence on or substantive control over the transaction covered by this Agreement and (2) the Debarment Regulations shall mean (x) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988),
(y) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (z) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common
Rule), 60 Fed. Reg. 33037 (June 26, 1995).

        Section 2.17 Special Conditions. The Borrower shall comply with all Special Conditions, if any, referenced in Section (11) of the Loan Authorization Agreement or the Loan Authorization Notice.


                                   ARTICLE III
                               RIGHTS AND REMEDIES

        Section 3.1 Indemnification. Upon Eximbank's payment of a claim to the Lender in connection with the Loan pursuant to the Master Guarantee Agreement, Eximbank shall assume all rights and remedies of the Lender under the Loan Documents and may enforce any such rights or remedies against the Borrower, the Collateral and any Guarantors. Additionally, the Borrower shall hold Eximbank and the Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by the Borrower or its agent to Eximbank or the Lender in connection with the Loan, this Agreement or any of the other Loan Documents or (b) any material breach by the Borrower of the terms and conditions of this Agreement or any of the other Loan Documents. The Borrower also acknowledges that any statement, certification or representation made by the Borrower in connection with the Loan is subject to the penalties provided in Article 18 U.S.C. Section 1001.



                                   ARTICLE IV
                                  MISCELLANEOUS

        Section 4.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

        Section 4.2 Notification. All notifications required by this Agreement shall be given in the manner provided in the Loan Agreement.

        Section 4.3 Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.

        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the _____ day of ________________, 199__.

     Packeteer, Inc.
--------------------------
   (Name of Borrower)

By /s/ CRAIG ELLIOTT            /s/ BRETT D. GALLOWAY
  ------------------------------------------------------
                       (Signature)

Name  Craig Elliott               Brett D. Galloway
    ----------------------------------------------------
                     (Print or Type)

Title Chief Executive Officer   Chief Operating Officer
     ---------------------------------------------------
                     (Print or Type)

ACKNOWLEDGED:

   Silicon Valley Bank
--------------------------
     (Name of Lender)

By /s/ TIMOTHY M. WALSH
  ------------------------
         (Signature)

Name  Timothy M. Walsh
    ----------------------
        (Print or Type)

Title    Vice President
     ---------------------
        (Print or Type)

Guaranteed Loan No.__________________

ANNEXES:

A1  -  Loan Authorization Agreement or
A2  -  Loan Authorization Notice

                                                         (Revised April 1, 1996)


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